January 21, 2015

Reporters May Contact:
Kelly Polonus, Great Southern Bancorp, 1.417.895.5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. Appoints
Douglas M. Pitt to Boards of Directors

Springfield, Mo. – Great Southern Bancorp, Inc., (NASDAQ:GSBC), the holding company for Great Southern Bank, announced today that Douglas M. Pitt has been appointed to the Boards of Directors of the Bank and the holding company, effective January 21, 2015. The addition of Pitt brings the total number of directors to nine with six being independent directors.

Pitt has been a technology entrepreneur for more than 24 years, merging his computer networking firm with TSI Global, LLC in 2013. Pitt's former company, ServiceWorld Computer Center, was a past recipient of the Springfield Area Chamber of Commerce Small Business of the Year Award and was also recognized as the Springfield Business Journal's Philanthropic Business of the Year.

Great Southern President and CEO Joseph W. Turner said, "We welcome Doug to our boards. His expertise and demonstrated leadership will bring unique perspectives on issues that will be of great value to our Company as we position ourselves for future success."

Pitt is a 1990 graduate of Missouri State University.  He is a well-known philanthropist and civic leader, both locally and internationally.  He currently serves as a board member of WorldServe International, which operates one of the largest water drilling companies in East Africa. Locally, he founded Care To Learn, a non-profit organization with a mission to fund child health, hunger and hygiene needs.  Since Care To Learn's inception in 2009, it has expanded to 19 school districts and funded nearly 400,000 requests in Missouri. Pitt is a past Chairman of the Springfield Area Chamber of Commerce.  He has been recognized by multiple organizations for his service, including an induction into the Springfield Public Schools Hall of Fame, Rotary Volunteer of the Year, Sertoma Service to Mankind award recipient and CASA of Southwest Missouri Champion for Children.

Other members of the Great Southern boards include Chairman William V. Turner, President and CEO Joseph W. Turner, William E. Barclay, Julie T. Brown, Thomas J. Carlson, Larry D. Frazier, Grant Q. Haden, and Earl A. Steinert, Jr.

With total assets of $3.9 billion, Great Southern offers banking and investment services. Headquartered in Springfield, Mo., the Company operates 108 retail banking centers and more than 200 ATMs in Missouri, Arkansas, Iowa, Kansas, Minnesota and Nebraska, and loan production offices in Tulsa, Okla., and Dallas, Texas. Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select Market.

www.GreatSouthernBank.com
Forward-Looking Statements

When used in documents filed or furnished by the Great Southern Bancorp, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC"), in the Company's press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, (i) non-interest expense reductions from Great Southern's banking center consolidations might be less than anticipated and the costs of the consolidation and impairment of the value of the affected premises might be greater than expected; (ii) expected cost savings, synergies and other benefits from the Company's merger and acquisition activities, including but not limited to the recently completed Valley Bank FDIC-assisted transaction, might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (iii) changes in economic conditions, either nationally or in the Company's market areas; (iv) fluctuations in interest rates; (v) the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (vi) the possibility of other-than-temporary impairments of securities held in the Company's securities portfolio; (vii) the Company's ability to access cost-effective funding; (viii) fluctuations in real estate values and both residential and commercial real estate market conditions; (ix) demand for loans and deposits in the Company's market areas; (x) legislative or regulatory changes that adversely affect the Company's business, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations, and the overdraft protection regulations and customers' responses thereto; (xi) monetary and fiscal policies of the Federal Reserve Board and the U.S. Government and other governmental initiatives affecting the financial services industry; (xii) results of examinations of the Company and Great Southern by their regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or to write-down assets; (xiii) the uncertainties arising from the Company's participation in the Small Business Lending Fund program, including uncertainties concerning the potential future redemption by us of the U.S. Treasury's preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption; (xiv) costs and effects of litigation, including settlements and judgments; and (xv) competition. The Company wishes to advise readers that the factors listed above and other risks described from time to time in documents filed or furnished by the Company with the SEC could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.